Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

Electro Rent Reports Fiscal 2015 First Quarter Financial Results

VAN NUYS, Calif. - October 6, 2014 - Electro Rent Corporation (Nasdaq: ELRC) today reported financial results for the fiscal first quarter ended August 31, 2014.

“Our first quarter, on the surface, was not perceptibly different from the past several. Used equipment sales increased, our international operations saw modest gains, and our data products business was slightly down,” said Daniel Greenberg, Chairman and CEO of Electro Rent. “For the first time in several quarters, new equipment sales grew, reflecting an improving climate as predicted by our vendors. On the other side of the coin, equipment rentals lagged behind to some degree, as a few important customers suffered as a result of ongoing changes in government policy and market conditions outside of their immediate control.

“The world is becoming a more dangerous place today, where threats to the United States are escalating. We think this unfortunate reality will result in expanded military operations, which can lead to increased defense spending. However, it’s too early to tell when, and in what capacity,” Greenberg added. “We are just beginning to see some uptick in rental activity, and remain positive about the long-term rental opportunity. We strongly believe that our equipment base is highly relevant given this increased activity and future outlook.”

Total revenues for the first quarter of fiscal 2015 increased to $61.9 million from $60.2 million last year. Rental and lease revenues were $33.9 million, compared with $35.7 million one year ago. Sales of equipment and other revenues increased to $28.0 million for the first quarter of fiscal 2015, up from $24.5 million for the prior-year first quarter.

Selling, general and administrative expenses totaled $15.0 million, or 24.3% of total revenues, for the fiscal 2015 first quarter, compared with $14.7 million, or 24.4% of total revenues, for the same quarter last year.

Total operating expenses were $54.4 million for the fiscal 2015 first quarter, compared with $51.4 million a year ago. The increase was primarily associated with higher costs for sales of equipment and other revenue, and a slight increase in selling, general and administrative expenses.

Operating profit for the first quarter of fiscal 2015 was $7.5 million, or 12.1% of total revenues, compared with $8.8 million, or 14.6% of total revenues, for the first quarter of fiscal 2014. The decline principally reflected an increase in lower margin sales, which was more than offset by decreases in higher margin rentals.

Net income was $4.8 million, or $0.20 per diluted share, for the fiscal 2015 first quarter, versus $5.7 million, or $0.23 per diluted share, for the same quarter last year.

The company’s effective tax rate was 36.9% for the first quarter of fiscal 2015, compared with 35.8% for the same quarter last year. The first quarter fiscal 2015 rate was higher because more income was being apportioned to states with lower tax rates for the fiscal 2014 first quarter.

Rental equipment purchases for the fiscal 2015 first quarter totaled $17.6 million, compared with $15.0 million for the same quarter last year.

The net book value of Electro Rent's equipment was $222.1 million at August 31, 2014, compared with $221.9 million at May 31, 2014.

Electro Rent had a sales order backlog for test and measurement equipment relating to its Keysight Technologies (formerly Agilent) resale agreement of $6.4 million at August 31, 2014, versus $6.9 million at August 31, 2013. The majority of the backlog is expected to be delivered to customers within the next six months.

Electro Rent paid dividends of $5.0 million for the first quarter of fiscal 2015. On an annualized basis, Electro Rent’s current quarterly dividend of $0.20 per common share represents a 5.8% yield on the October 3, 2014 closing share price of $13.85.

Total shareholders' equity at August 31, 2014 was $231.2 million, or $9.63 per share, versus $231.0 million, or $9.62 per share, at May 31, 2014.

Electro Rent’s cash and cash equivalents balance was $4.0 million at the end of the first quarter of fiscal 2015, compared with $5.9 million at the end of fiscal 2014. The decline related to equipment purchases and the regular quarterly dividend payment. The company had no bank borrowings at August 31, 2014.

“While the path forward for many of our customers will continue to produce a number of twists and turns, our objective of working closely with them to deliver the best and most cost-effective solutions is crystal clear,” Greenberg said. “With manufacturers signaling a moderate upswing in demand, we still believe that the sectors we serve will soon undergo fundamental changes that will help them emerge from a protracted period of uncertainty.

“We are not sitting by idly. We are doing everything that is within our control to be well prepared for any eventuality, while also taking care of business today, so that we can continue to provide our customers with the most robust and flexible equipment solutions, when they need them the most.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor" Statement:
Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. When used, the words "expect" and "will" and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

(Financial tables follow)

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2014	2013
Revenues:
Rentals and leases	$33,889	$35,657
Sales of equipment and other revenues	27,982	24,511
Total revenues	61,871	60,168
Operating expenses:
Depreciation of rental and lease equipment	13,915	14,373
Costs of rentals and leases, excluding depreciation	4,574	4,812
Costs of sales of equipment and other revenues	20,902	17,518
Selling, general and administrative expenses	15,021	14,679
Total operating expenses	54,412	51,382
Operating profit	7,459	8,786
Interest income, net	103	82
Income before income taxes	7,562	8,868
Income tax provision	2,791	3,171
Net income	$4,771	$5,697
Earnings per share:
Basic	$0.20	$0.23
Diluted	$0.20	$0.23
Shares used in per share calculation:
Basic	24,372	24,291
Diluted	24,396	24,328

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share numbers)

	August 31, 2014	May 31, 2014
ASSETS
Cash and cash equivalents	$3,974	$5,946
Accounts receivable, net of allowance for doubtful accounts of $559 and $555	33,887	34,970
Rental and lease equipment, net of accumulated depreciation of $241,584 and $237,150	222,071	221,888
Other property, net of accumulated depreciation and amortization of $19,168 and $18,983	12,971	13,122
Goodwill	3,109	3,109
Intangibles, net of accumulated amortization of $1,673 and $1,632	832	873
Other assets	23,842	22,150
	$300,686	$302,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Bank borrowings	$—	$—
Accounts payable	7,719	7,279
Accrued expenses	13,735	14,472
Deferred revenue	7,457	7,537
Deferred tax liability	40,577	41,812
Total liabilities	69,488	71,100
Commitments and contingencies (Note 11)
Shareholders’ equity:
Preferred stock, $1 par - shares authorized 1,000,000, none issued	—	—
Common stock, no par - shares authorized 40,000,000; issued and outstanding August 31, 2014 - 24,008,489; May 31, 2014 - 24,007,709	39,612	39,252
Retained earnings	191,586	191,706
Total shareholders’ equity	231,198	230,958
	$300,686	$302,058